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                                      24.1


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We consent to the incorporation by reference in the registration statement of
Fidelity Holdings Inc. and subsidiaries of Form 10 of our report dated February 27, 1997 on audit of the consolidated financial statements of Fidelity Holdings Inc. and subsidiaries as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and period ended December 31, 1996.

                                   Peter C. Cosmas Co., CPAs
                                   ---------------------------------
                                   /s/ Peter C. Cosmas Co., CPAs


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